Exhibit 99.1

Hercules Expands Executive Management Team with the Addition of

Robert Lake as Chief Credit Officer, to Support Continued Portfolio

Growth

18-Year Industry Veteran Brings Proven Track Record in Life Sciences and Technology-Related Experience to Hercules’ Hallmark Credit Platform

Palo Alto, Calif., June 1, 2015– Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related industries, including technology, biotechnology, life sciences, and energy & renewable technology, at all stages of development is pleased to announce that Robert Lake has joined the Company as chief credit officer. Lake will report directly to Manuel A. Henriquez, chairman and chief executive officer of Hercules.

As chief credit officer, Lake will be responsible for overseeing the Company’s lending policies and risk management practices related to its loan and investment portfolio. His primary responsibility will be monitoring the credit performance of the overall portfolio and handling credit restructuring and work-out situations when necessary, as well as assisting in the structuring and ensuring new investments conform to credit underwriting guidelines. Lake will also serve as a member of the Company’s investment committee overseeing approval of new and existing investment opportunities.

“As we work towards reaching our potential portfolio growth goal of $1.3 to $1.5 billion, representing 30% to 50% growth over 2014, we also continue to work diligently in expanding and enhancing our senior executive team,” stated Manuel Henriquez, chairman and chief executive officer of Hercules. “I am excited to have an executive of Robert’s caliber joining our leadership team. We believe his extensive financial services and life sciences experience, robust network, and impressive credit track record represent our core tenets of underwriting. We expect Robert’s addition to our organization to further help us achieve our growth targets. Robert will play a key role in strengthening and further expanding our industry-leading credit discipline as we continue to grow and address the needs of our innovative venture capital-backed growth companies and their venture partners.”

Lake brings more than 18 years of commercial lending experience providing senior secured debt to technology, life sciences, and energy & renewable technology companies. Most recently, he served as executive director of Oxford Finance, LLC, a privately-held financial services company that provides capital exclusively to life sciences and healthcare services companies worldwide. During his eight year tenure at Oxford, Lake was responsible for overseeing the credit and portfolio management for the western territory of the United States and directed the underwriting and funding of over $1 billion of new loans while maintaining a low loan loss ratio. Prior to Oxford, he spent three years as vice president at Silicon Valley Bank, where he was responsible for managing and developing a portfolio of loans to early and late stage technology and life sciences companies in the San Diego, California region. Before joining Silicon Valley Bank, Lake held various business development, credit and portfolio management roles with Fifth Third Bancorp and FINOVA Capital Corporation. Lake received his Bachelor of Arts in Business Administration from Aurora University.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related industries, including technology, biotechnology, life sciences, and energy & renewable technology, at all stages of development. Since inception (December 2003), Hercules has committed more than $5.2 billion to over 320 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of 7.00% Senior Notes due April 2019, 7.00% Senior Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” HTGY,” and “HTGX,” respectively.

Forward-Looking Statements

The information disclosed in this release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Technology Growth Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com

or

Muirfield Partners

Mickey Mandelbaum

(310) 785-0810

mickey@muirfieldpartners.com

or

Maya Pagoda

(310) 785-0810

maya@muirfieldpartners.com